                                                                  EXECUTION COPY

                                VOTING AGREEMENT

          This VOTING AGREEMENT (this "Agreement"), dated as of July 8, 2007, is made by and among the parties set forth on Schedule A attached hereto (each, a
"Principal Stockholder" and collectively, the "Principal Stockholders"), SEQUA
CORPORATION, a Delaware corporation (the "Company"), BLUE JAY ACQUISITION
CORPORATION, a Delaware corporation ("Parent"), and BLUE JAY MERGER CORPORATION, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Co").
Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

          WHEREAS, the Company, Parent and Merger Co are entering into an
Agreement and Plan of Merger, dated as of the date hereof (as amended or supplemented from time to time in accordance with the terms thereof, the "Merger
Agreement"), providing for the merger of Merger Co with and into the Company with the Company as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, as of the date hereof, each Principal Stockholder beneficially owns the number of shares of (i) class A common stock, no par value, of the Company (the "Class A Common Stock") and (ii) class B common stock, no par value, of the Company (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock") set forth opposite such
Principal Stockholder's name on Schedule A attached hereto; and

          WHEREAS, as a condition to the willingness of Parent and Merger Co to enter into the Merger Agreement, each of Parent and Merger Co has required that each Principal Stockholder agrees, and in order to induce Parent and Merger Co to enter into the Merger Agreement, each Principal Stockholder has agreed, to enter into this Agreement with respect to (a) all the shares of Common Stock now beneficially owned by, and all the shares of Common Stock or other voting securities of the Company which may hereafter be acquired by, or on behalf of, or issued to such Principal Stockholder (collectively, the "Shares") and (b)
certain other matters as set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                VOTING AGREEMENT

          Section 1.1 Voting Agreement. Each Principal Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, such Principal Stockholder shall (i) when a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for the purpose of establishing a quorum and (ii)
vote (or cause to be voted) the Shares: (a) in favor of the Merger, the Merger
Agreement and the transactions contemplated by the Merger Agreement if a vote, consent or other approval (including by written

consent) with respect to any of the foregoing is sought and (b) against any (x)
merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal, (y) amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner reasonably be expected to impede, delay, frustrate, prevent or nullify the Merger, the Merger Agreement or (z) any other matter on which the stockholders are entitled to vote that, to the actual knowledge of such
Principal Stockholder, would result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company under the Merger
Agreement or change in any manner the voting rights of any class of the Common
Stock.

          Section 1.2 Proxy. EACH PRINCIPAL STOCKHOLDER HEREBY GRANTS TO, AND
APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE SECRETARY OF PARENT, IN THEIR
RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT,
EACH OF THEM INDIVIDUALLY, SUCH PRINCIPAL STOCKHOLDER'S PROXY AND
ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES, OR TO
GRANT APPROVAL IN RESPECT OF THE SHARES, SOLELY WITH RESPECT TO THE MATTERS SET
FORTH IN, AND IN THE MANNER CONTEMPLATED BY, SECTION 1.1. THIS PROXY IS
IRREVOCABLE (SUBJECT TO THE PENULTIMATE SENTENCE OF THIS SECTION 1.2) AND
COUPLED WITH AN INTEREST AND EACH PRINCIPAL STOCKHOLDER AGREES TO TAKE SUCH
FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO
EFFECTUATE THE INTENT OF THIS PROXY. THE PROXY GRANTED BY EACH PRINCIPAL
STOCKHOLDER SHALL BE AUTOMATICALLY REVOKED UPON TERMINATION OF THIS AGREEMENT IN
ACCORDANCE WITH ITS TERMS. EACH PRINCIPAL STOCKHOLDER HEREBY REVOKES ANY PROXY
PREVIOUSLY GRANTED BY SUCH PRINCIPAL STOCKHOLDER WITH RESPECT TO THE SHARES.

          Section 1.3 Acknowledgment. Each Principal Stockholder hereby acknowledges receipt and review of a copy of the Merger Agreement.

                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES
                          OF THE PRINCIPAL STOCKHOLDERS

          Each Principal Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

          Section 2.1 Authority Relative To This Agreement. Such Principal
Stockholder has all necessary power and authority to execute and deliver this
Agreement, to perform his, her or its obligations hereunder and to consummate the transactions to be consummated by him, her or it as contemplated hereby.
This Agreement has been duly and validly executed and delivered by such
Principal Stockholder.

                                        2

          Section 2.2 No Conflict.

          (a) The execution and delivery of this Agreement by such Principal
Stockholder do not, and the performance of his, her or its obligations under this Agreement by such Principal Stockholder and the consummation of the transactions to be consummated by him, her or it as contemplated hereby shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Principal Stockholder or by which the Shares held by such Principal Stockholder as of the date hereof are bound or affected or (ii)
result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held by such
Principal Stockholder as of the date hereof pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or the Shares held by such Principal
Stockholder as of the date hereof are bound or affected.

          (b) The execution and delivery of this Agreement by such Principal
Stockholder do not, and the performance of his, her or its obligations under this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official, except for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended, and the applicable requirements of state securities or "blue sky" laws and state takeover laws, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Principal Stockholder of his, her or its obligations under this Agreement.

          Section 2.3 Ownership Of Shares. As of the date hereof, such Principal
Stockholder is the record or beneficial owner of the Shares set forth opposite such Principal Stockholder's name on Schedule A hereto, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or other voting of such Shares (collectively, "Liens"). There are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any Shares held by such Principal
Stockholder as of the date hereof, and such Principal Stockholder has the sole authority to direct the voting of such Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to such Shares, with no restrictions, subject to applicable federal securities laws on his, her or its rights of disposition pertaining thereto (other than Liens or restrictions created by this Agreement). As of the date hereof, such Principal
Stockholder does not own beneficially or of record any equity securities of the
Company other than the Shares and other equity securities set forth opposite such Principal Stockholder's name on Schedule A hereto. Such Principal
Stockholder has not appointed or granted any proxy that is still in effect with respect to any Shares held by such Principal Stockholder.

          Section 2.4 No Finder's Fee. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or

                                        3

commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Principal Stockholder.

          Section 2.5 Reliance By The Buyers. Such Principal Stockholder
understands and acknowledges that Parent and Merger Co are entering into the
Merger Agreement in reliance upon such Principal Stockholder's execution and delivery of this Agreement.

          Section 2.6 No Other Representations or Warranties. Except for the
representations and warranties expressly contained in this Article II, such
Principal Shareholder makes no express or implied representation or warranty with respect to such Principal Shareholder, the Shares or any other matters.

                                  ARTICLE III.
                    COVENANTS OF THE PRINCIPAL STOCKHOLDERS

          Section 3.1 No Inconsistent Agreement. Each Principal Stockholder
hereby covenants and agrees that such Principal Stockholder (i) shall not enter into any agreement that would restrict, limit or interfere with the performance of such Principal Stockholder's obligations hereunder and (ii) shall not knowingly take any action that would reasonably be expected to make any of his, her or its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling him, her or it from performing his, her or its obligations under this Agreement, in each case except as permitted or contemplated by this Agreement.

          Section 3.2 No Transfer. Other than pursuant to the terms of this
Agreement or the Merger Agreement, without the prior written consent of Parent or as otherwise provided in this Agreement, during the term of this Agreement, each Principal Stockholder hereby agrees to not, directly or indirectly, (a)
grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (b) sell, assign, transfer, encumber or otherwise dispose of (including by merger, consolidation or otherwise by operation of law), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of (including by merger, consolidation or otherwise by operation of law), any Shares, provided that any
Principal Stockholder may transfer any or all Shares held by such Principal
Stockholder to any Person who has agreed to be bound by the terms of this
Agreement as a Principal Stockholder and who delivers to the Company, Parent and
Merger Co a duly executed copy of this Agreement (and in such event the transferring Principal Stockholder shall be relieved of his, her or its obligations under this Agreement with respect to the Shares so transferred).
Each Principal Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any Shares acquired by such Principal
Stockholder, if any, after the date hereof.

          Section 3.3 No Solicitation. Each Principal Stockholder hereby acknowledges that he, she or it is aware of the covenants of the Company contained in Section 6.04 of the Merger Agreement and hereby agrees that he, she or it shall, and shall cause his, her or its representatives to, after the
Solicitation Period End Date, promptly cease any discussions or negotiations with any parties that may be ongoing as of such date with respect to an
Acquisition Proposal. Each Principal Stockholder hereby further agrees that he, she or it shall not, nor shall

                                        4

he, she or it permit any of his, her or its representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or providing access to the Company's or such
Principal Stockholder's properties, books, records or personnel, as applicable)
any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or (ii) have any discussions or participate in any negotiations regarding an
Acquisition Proposal, or execute or enter into any agreement, understanding or arrangement with respect to an Acquisition Proposal, except, in each case, to the extent that the Company is permitted to engage in such solicitation, initiation, encouragement, discussions or negotiations pursuant to Section 6.04 of the Merger Agreement and except that (x) in connection with a termination of the Merger Agreement in accordance with its terms, each Principal Stockholder shall be entitled to enter into a voting agreement with the Person making an
Acquisition Proposal and (y) nothing contained in this Section 3.3(a) shall prohibit any Principal Stockholder from responding to an unsolicited proposal or inquiry solely by advising the Person making such proposal or inquiry of the terms of this Section 3.3(a); provided, that, to the extent that the Company informs such Principal Stockholder that the Board of Directors of the Company or the Transaction Committee has determined that the Company is entitled to engage in any such solicitation, initiation, encouragement, discussion or negotiation pursuant to Section 6.04 of the Merger Agreement, such Principal Stockholder may conclusively rely on such determination and shall not be held liable for breach under this Agreement if such determination is later determined to be incorrect or inconsistent with the terms of the Merger Agreement. Each Principal
Stockholder shall advise Parent in writing of the receipt by such Principal
Stockholder or any of his, her or its representatives of any Acquisition
Proposal (in each case within 48 hours of receipt thereof), specifying the material terms and conditions thereof. Each Principal Stockholder shall promptly notify Parent in writing of any modifications to the financial or other material terms of such Acquisition Proposal not previously provided to Parent.

          Section 3.4 Waiver Of Appraisal Rights. Each Principal Stockholder
hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that such Principal
Stockholder may directly or indirectly have by virtue of the ownership of any
Shares.

          Section 3.5 No Restraint On Officer Or Director Action; Etc. Each
Principal Shareholder has executed this Agreement solely in his, her or its capacity as the record or beneficial owner, as applicable, of the Shares. Each of the executors under the will of Norman E. Alexander and trustees of any trust that is a Principal Stockholder has executed this Agreement solely in his or her capacity as executor or trustee, as applicable, and under no circumstances shall any such executor or trustee be personally liable for any obligations of any of the Principal Stockholders hereunder. Notwithstanding any provision to the contrary in this Agreement, each of Parent and Merger Co hereby acknowledges and agrees that no provision in this Agreement shall in any way (a) limit or restrict any Principal Stockholder, or any affiliate, employee, shareholder, member, partner, agent, representative, successor or designee of any Principal
Stockholder, in such Person's capacity, if any, as a director or officer of the
Company or any subsidiary thereof (including any vote that such Person may take as a director of the Company on any matter presented to the Board of Directors of the Company or the Transaction Committee), and no action taken by such Person in such other capacity shall be deemed to

                                        5

constitute a breach of any provision of this Agreement, or (b) limit or affect the Company's rights in connection with the Merger Agreement.

          Section 3.6 Enforceability. Each Principal Stockholder hereby covenants and agrees that such Principal Stockholder shall not object to or take any action to challenge the validity or enforceability of this Agreement or raise the validity or enforceability of this Agreement as a defense in any action brought by Parent.

          Section 3.7 Obligations Several And Not Joint. The obligations of each
Principal Stockholder hereunder shall be several and not joint, and no Principal
Stockholder shall be liable for any breach of the terms of this Agreement by any other Principal Stockholder.

                                   ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each Principal
Stockholder and Parent that the Company has all necessary power and authority to execute and deliver this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the
Company has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware will not apply to this Agreement or the transactions contemplated by this Agreement. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the articles of incorporation or by-laws of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets.

                                   ARTICLE V.
                                  MISCELLANEOUS

          Section 5.1 Termination. This Agreement and all of its provisions shall terminate (i) automatically, without any notice of other action by any
Person, upon the earliest of (A) the Effective Time or (B) the termination of the Merger Agreement in accordance with its terms, or (ii) written notice of termination of this Agreement by Parent to the Principal Stockholders (such date of termination, the "Termination Date"). Nothing in this Section 5.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement prior to the Termination Date.

                                        6

          Section 5.2 No Survival of Representations And Warranties. The
representations and warranties of the parties contained herein shall expire, and shall be terminated and extinguished, upon termination of this Agreement pursuant to Section 5.1.

          Section 5.3 Amendment Of Merger Agreement. The obligations of the
Principal Stockholders under this Agreement shall terminate if the Merger
Agreement is amended or otherwise modified after the date hereof without the prior written consent of the Principal Stockholders in a manner that reduces or changes the form of Merger Consideration or otherwise adversely affects any of the Principal Stockholders.

          Section 5.4 Fees And Expenses. Except as otherwise provided herein or as set forth in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

          Section 5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.5):

               if to Parent or Merger Co:

               Blue Jay Acquisition Corporation
               c/o:
               The Carlyle Group
               1001 Pennsylvania Avenue, NW

               Suite 220 South
               Washington, DC 20004
               Attention: Peter Clare
                          Adam Palmer
               Facsimile: (202) 347-9250

               with a copy to:

               Latham & Watkins LLP
               555 Eleventh Street, NW
               Washington, DC 20004
               Attention: Daniel T. Lennon
                          David S. Dantzic
               Facsimile: (202) 637-2201

               if to the Company:

                                        7

               Sequa Corporation
               200 Park Avenue
               New York, NY 10166
               Attention: John J. Dowling, III, Senior Vice President, Legal
               Facsimile: (212) 949-5849

               with a copy to:

               Cahill Gordon & Reindel LLP
               80 Pine Street
               New York, NY 10005
               Attention: W. Leslie Duffy, Roger D. Andrus, Jonathan I. Mark
               Facsimile: (212) 269-5420

               if to any Principal Stockholder:

               c/o Neal T. Dorman, Esq.
               Hartman & Craven LLP
               488 Madison Avenue
               New York, NY 10022

               with copies to:

               Debevoise & Plimpton LLP
               919 Third Avenue
               New York, NY 10022
               Attention: Robert F. Quaintance, Jr.
                          William D. Regner
               Facsimile: (212) 909-6836

               and

               Hartman & Craven LLP
               488 Madison Avenue
               New York, NY 10022
               Attention: Neal T. Dorman
               Facsimile: (212) 688-2870

          Section 5.6 Severability. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as

                                       8

possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          Section 5.7 Entire Agreement; Assignment. This Agreement and the
Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This
Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent or Merger Co may assign all or any of their rights and obligations hereunder to an Affiliate, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          Section 5.8 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of the respective Boards of Directors of the parties (in the case of the Company, Parent and Merger Co) and the Principal
Stockholders at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          Section 5.9 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          Section 5.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this
Agreement, express or implied, is intended to or shall confer upon any other
Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 5.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

          Section 5.12 Specific Performance; Submission To Jurisdiction. The
parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this
Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the
State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or

                                       9

defeat such personal jurisdiction by motion or other request for leave from such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (d) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 5.5. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.5 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

          Section 5.13 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this
Agreement by, among other things, the mutual waivers and certifications in this
Section 5.13.

          Section 5.14 Headings. The descriptive headings contained in this
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 5.15 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 5.16 Further Assurances. From time to time, at the request of another party and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                       10

          IN WITNESS WHEREOF, the Principal Stockholders, the Company, Parent
and Merger Co have caused this Agreement to be duly executed on the date hereof.

                                      BLUE JAY ACQUISITION CORPORATION

                                      By: /s/ Adam Palmer
                                          --------------------------------------
                                          Name: Adam Palmer
                                          Title: Vice President

                                      BLUE JAY MERGER CORPORATION

                                      By: /s/ Adam Palmer
                                          --------------------------------------
                                          Name: Adam Palmer
                                          Title: Vice President

                                      SEQUA CORPORATION

                                      By: /s/ Martin Weinstein
                                          --------------------------------------
                                          Name: Martin Weinstein
                                          Title: Vice Chairman and Chief
                                                 Executive Officer

       [SIGNATURES OF PRINCIPAL STOCKHOLDERS BEGIN ON THE FOLLOWING PAGE]

                                        PRINCIPAL STOCKHOLDERS:

                                        MARJORIE ALEXANDER, GAIL
                                        BINDERMAN, MARK ALEXANDER
                                        AND SHARON ZOFFNESS, AS
                                        EXECUTORS U/W NORMAN E.
                                        ALEXANDER

                                        /s/ Marjorie Alexander
                                        ----------------------------------------
                                        Marjorie Alexander, Executor

                                        /s/ Gail Binderman
                                        ----------------------------------------
                                        Gail Binderman, Executor

                                        /s/ Mark Alexander
                                        ----------------------------------------
                                        Mark Alexander, Executor

                                        /s/ Sharon Zoffness
                                        ----------------------------------------
                                        Sharon Zoffness, Executor

                                        FORFED CORPORATION

                                        By /s/ Gail Binderman
                                           -------------------------------------
                                           Name: Gail Binderman
                                           Title: Vice President

                                        FIFTY BROAD STREET, INC.

                                        By /s/ Gail Binderman
                                           -------------------------------------
                                           Name: Gail Binderman
                                           Title: Vice President

                                        COURTNEY CORPORATION

                                        By /s/ Gail Binderman
                                           -------------------------------------
                                           Name: Gail Binderman
                                           Title: Vice President

                                        42 NEW STREET, INC.

                                        By /s/ Gail Binderman
                                           -------------------------------------
                                           Name: Gail Binderman
                                           Title: Vice President

                                        YOUANDI CORP.

                                        By /s/ Gail Binderman
                                           -------------------------------------
                                           Name: Gail Binderman
                                           Title: Vice President

                                        GAIL BINDERMAN, MARK
                                        ALEXANDER AND SHARON
                                        ZOFFNESS AS TRUSTEES U/I DTD
                                        JULY 13, 2005

                                        /s/ Gail Binderman
                                        ----------------------------------------
                                        Gail Binderman, Trustee

                                        /s/ Mark Alexander
                                        ----------------------------------------
                                        Mark Alexander, Trustee

                                        /s/ Sharon Zoffness
                                        ----------------------------------------
                                        Sharon Zoffness, Trustee

                                        GAIL BINDERMAN, MARK
                                        ALEXANDER AND SHARON
                                        ZOFFNESS AS TRUSTEES U/I DTD
                                        JULY 13, 2005

                                        /s/ Gail Binderman
                                        ----------------------------------------
                                        Gail Binderman, Trustee

                                        /s/ Mark Alexander
                                        ----------------------------------------
                                        Mark Alexander, Trustee

                                        /s/ Sharon Zoffness
                                        ----------------------------------------
                                        Sharon Zoffness, Trustee

                                      NORMAN AND MARJORIE ALEXANDER
                                      FOUNDATION, INC.

                                      By /s/ Gail Binderman
                                         ---------------------------------------
                                         Name: Gail Binderman
                                         Title: Vice President

                                   Schedule A

                             Principal Stockholders

                                              Number of Shares of    Number of Shares of
               Name of Holder                Class A Common Stock   Class B Common Stock
------------------------------------------   --------------------   --------------------

Marjorie Alexander, Gail Binderman, Mark
Alexander and Sharon Zoffness,
as Executors u/w Norman E. Alexander(1)               49,690                198,526
Forfed Corporation                                 1,743,143              1,379,843
Fifty Broad Street, Inc.                              14,297                167,878
Courtney Corporation                                      --                 68,524
42 New Street, Inc.                                   45,000                 45,000
Youandi Corp.                                         30,000                 30,000
Gail Binderman, Mark Alexander and Sharon
Zoffness as Trustees u/i dtd July 13, 2005                --                 83,234
Gail Binderman, Mark Alexander and Sharon
Zoffness as Trustees u/i dtd July 13, 2005                --                 38,154
Norman and Marjorie Alexander
Foundation, Inc.                                     110,415                     --

----------
(1)  The Executors also beneficially own (i) 2,048 shares of Common Stock held in the account of Norman E. Alexander in the Sequa 401(k) Plan and (ii)
     Company Stock Options to purchase in the aggregate 35,000 shares of Common
     Stock.